 Exhibit 24.1

POWER OF ATTORNEY

MIHI BOXWOOD SPONSOR, LLC

expires December 31, 2018

MIHI Boxwood Sponsor, LLC
125 WEST 55TH STREET
NEW YORK NY 10019
United States of America

1.	POwer and authority
(a)	Reference is herein made to those certain resolutions adopted by the Board of Managers of MIHI Boxwood Sponsor, LLC (referred to herein as the “Company”) on November 9, 2018 (the “Resolutions”), whereby the Board of Managers of the Company authorized and empowered the individuals named in this Power of Attorney to act in the name and on behalf of the Company in the manner and on the terms specified herein, subject to and in accordance with the terms hereof.
(b)	Pursuant to and in accordance with the Resolutions, the Board of Managers of the Company has authorized and empowered the individuals listed in the First Schedule hereto (the “Authorized Persons”) to act for and on behalf of the Company.
(c)	Subject to Section 5 hereof, either: any two (2) Authorized Persons acting together, may bind and obligate the Company by:
(i)	signing and delivering any document (each an “Authorized Document” and more than one “Authorized Documents”) described in the Second Schedule hereto;
(ii)	incorporating into any Authorized Document any amendments and provisions (whether or not material and whether or not involving changes to the parties) as may seem necessary or advisable to those Authorized Persons who sign that Authorized Document, as conclusively evidenced by their execution of the Authorized Document; and
(iii)	signing and performing all other instruments, assurances, acts, matters and things which in the opinion of those Authorized Persons who execute the Authorized Documents (as conclusively evidenced by the execution or performance by the Authorized Persons of the instrument, assurance, act, matter or thing) are or may be necessary or advisable in relation to the execution or delivery of any Authorized Document, or any matter or transaction required by or contemplated in any Authorized Document.
2.	declaration and ratification

The Company declares that each Authorized Document and other instrument executed on behalf of the Company by those Authorized Persons who execute that Authorized Document or instrument in accordance with the terms hereof, and all acts, matters and things done by any Authorized Person on behalf of the Company in performance of and in accordance with this Power of Attorney will be valid and effective to all intents and purposes whatsoever as the act of the Company.

3.	continuing authority

The powers delegated by the Board of Managers of the Company to each Authorized Person named herein will continue in full force and effect until the earlier of:

(i)	December 31, 2018 (the “Expiry Date” of this Power of Attorney), provided, however that the Expiry Date may be extended by action of the Board of Managers;
(ii)	the revocation of this Power of Attorney, or of the powers delegated hereunder, or the replacement of this Power of Attorney with an amended or updated Power of Attorney each by action of the Board of Managers/;
(iii)	the resignation of such Person as an Authorized Person with written notice to the Board of Managers;
(iv)	the resignation of such Person as an employee of Greenberg Traurig, LLP;
(v)	the date on which such Authorized Person ceases to be employed by any Macquarie Group Limited affiliated entity, or
(vi)	the dissolution of the Company.
4.	Exercise of Powers

The powers granted to the Authorized Persons under this Power of Attorney may only be exercised by two Authorized Persons acting jointly.

5.	RESTrictions on powers

The Authorized Persons are expressly prohibited from:

a)	delegating the powers granted to the Authorized Persons under this Delegation of Authority; and
b)	operating a bank overdraft or in any other way pledging the Company‘s credit.

6.	Indeminifcation

The Company hereby indemnifies each Authorized Person in respect of any and all liabilities arising from anything lawfully done by the Authorized Person or in relation to the Company pursuant to this Power of Attorney.

7.	RECEIPT OF REQUIRED AUTHORIZATIONS AND APPROVALS

The powers granted to the Authorized Persons under this Power of Attorney are further subject to satisfactory receipt of all approvals and authorizations relating to the Authorized Documents as may be required by law and the Company’s internal policies and procedures.

8.	FIRST SCHEDULE
List of Authorized Persons
Alan I. Annex
Jason T. Simon
Brian N. Wheaton
Spencer D. Cercone

9.	sECOND SCHEDULE
a)	Sign any and all instruments, certificates and documents appropriate or required to be executed on behalf of the undersigned pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder (including, without limitation, any Joint Filing Agreement with respect thereto), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and with any other entity when and if such is mandated by the Exchange Act or by the Bylaws of the Financial Industry Regulatory Authority;
b)	prepare, execute, acknowledge, deliver and file a Form ID (including any amendments or authentications thereto) with respect to obtaining EDGAR codes, with the SEC;
c)	seek or obtain, as the representative of the undersigned and on behalf of the undersigned, information on transactions in the securities of Boxwood Merger Corp., from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and the undersigned approves and ratifies any such release of information; and
d)	perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

10.	ThIRD SCHEDULE

December 31, 2018

[*******]

EXECUTED on November 9, 2018

s/ Jin Chun	/s/ Tobias Bachteler
Signature	Signature

Jin Chun	Tobias Bachteler

Manager	Manager